SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM FLOATING RATE FUND

A Special Meeting of Shareholders of AIM Floating Rate Fund, an investment portfolio of AIM Counselor Series Trust, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The meeting was held for the following purposes:

(1) Approve a new sub-advisory agreement between A I M Advisors, Inc. and each of AIM Funds Management, Inc.; INVESCO Asset Management Deutschland, GmbH; INVESCO Asset Management Ltd.; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:

                                                                                            WITHHELD/      BROKER
MATTER                                                         VOTES FOR   VOTES AGAINST   ABSTENTIONS   NON-VOTES
------                                                        ----------   -------------   -----------   ---------
(1)  Approve a new sub-advisory agreement between A I M
     Advisors, Inc. and each of AIM Funds Management,
     Inc.; INVESCO Asset Management Deutschland,
     GmbH; INVESCO Asset Management Ltd.; Invesco
     Asset Management (Japan) Limited; Invesco Australia
     Limited; Invesco Global Asset Management (N.A.),
     Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured
     Management, Inc. .....................................   17,425,856      614,061        812,141     5,975,392

Other proposals, including election of trustees, were adjourned until March 28, 2008. Results from the adjourned meeting will be reflected in the next Form N-SAR filing.

For a more detailed discussion on the proposal that was submitted to shareholders,, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026314.